SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

         Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: September 26, 1996



                      CORNERSTONE REALTY INCOME TRUST, INC.
             (Exact name of registrant as specified in its charter)


   VIRGINIA                           0-23954                   54-1589139
  (State of                         (Commission               (IRS Employer
incorporation)                      File Number)            Identification No.)


         306 East Main Street
         Richmond, Virginia                                       23219
         (Address of principal                                  (Zip Code)
          executive offices)



              Registrant's telephone number, including area code:
                                 (804) 643-1761

                      CORNERSTONE REALTY INCOME TRUST, INC.

                                    FORM 8-K

                                      Index



Item 2.  Acquisition or Disposition of Assets

Item 5.  Other Events

Item 7.  Financial Statements, Pro Forma Financial
         Information and Exhibits

                  a.       Independent Auditors' Report
                             (Sterling Chase Apartments)*

                           Historical Statement of Income and
                             Direct Operating Expenses*
                             (Sterling Chase Apartments)


                           Note to Historical Statement of
                             Income and Direct Operating
                             Expenses (Sterling Chase Apartments)*

                  b.       Independent Auditors' Report
                             (Parkside at Woodlake Apartments)*

                           Historical Statement of Income and
                             Direct Operating Expenses
                             (Parkside at Woodlake Apartments)*

                           Note to Historical Statement of
                             Income and Direct Operating
                             Expenses (Parkside at Woodlake Apartments)*

* To be filed by amendment.

                  c.       Pro Forma Statement of Operations for
                             the Nine Months ended September 30, 1996
                             (unaudited)*

                           Pro Forma Balance Sheet as of
                             September 30, 1996 (unaudited)*

                           Pro Forma Statement of Operations
                             for the Year ended December 31, 1995
                             (unaudited)*

                  d.       Exhibits

                           10.1       Purchase Contract for Sterling Chase
                                      Apartments

                           10.2 Purchase Contract for Parkside at Woodlake Apartments

                           10.3       Purchase Contract for Highland Hills
                                      Apartments

                           10.4 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Management Group, Inc. and Cornerstone Realty Income Trust, Inc.

                           10.5 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Advisors, Inc. and Cornerstone Realty Income Trust, Inc.

                           10.6 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Realty Group, Inc. and Cornerstone Realty Income trust, Inc. (Acquisition/Disposition Agreement).

                           10.7 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Realty Group, Inc. and Cornerstone Realty Income Trust, Inc. (Personal Property).

                           10.8 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income Trust, Inc. and Glade M. Knight.



* To be filed by amendment.
                                      -3-

                           10.9 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income Trust, Inc. and Debra A. Jones.

                           10.10 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income Trust, Inc. and Stanley J. Olander, Jr.

                           23.1       Consent of Independent Auditors*

                           23.2       Consent of Independent Auditors*

* To be filed by amendment.

Item 2.  Acquisition or Disposition of Assets

                            STERLING CHASE APARTMENTS
                            Charlotte, North Carolina


         On September 26, 1996, effective September 1, 1996, Cornerstone Realty Income Trust, Inc. (the "Company") purchased the Sterling Chase Apartments, a 272-unit apartment complex having an address of 5931 Providence Road, Charlotte, North Carolina (the "Property").

         The Seller was unaffiliated with the Company and its Affiliates. The purchase price was $10,205,457. At closing, the Company paid the entire purchase price in cash from the proceeds from the sale of Shares. The Company expects to repay such borrowed amount with the proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The following information is based in part upon information provided by the Charlotte Chamber of Commerce.

         Based in part upon its fast rate of growth and a diversified economy, Charlotte has in recent years come to national attention as an attractive location for business and residential growth. According to the August, 1995, Site Selection magazine, Charlotte's corporate popularity ranked second nationally only to Dallas during the period between 1990 and 1994, being the site of 474 significant new and expanded facilities.

         Charlotte has developed into a major financial, distribution and transportation center, with a metropolitan population of approximately 1.3 million and a population of approximately 5.6 million within a 100-mile radius. Charlotte's growth is also attributable to its favorable year-round climate, a moderate cost of living, excellent quality of life, educated work force, pro business political climate, extensive transportation network, and strategic geographic location.

         According to the Charlotte Chamber of Commerce, during the first six months of 1995, approximately 530 firms announced new or expanded businesses which will provide approximately 6,200 new jobs in the area. Charlotte is home to major offices of more than 225 of the Fortune 500 industrial firms and approximately 300 of the Fortune 500 service firms.


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



         Charlotte is the leading financial center of the Southeast, serving as corporate headquarters to NationsBank and First Union, with assets of approximately $170 billion and $124 billion, respectively. The growth of Charlotte's banking and financial communities has had a positive effect on the growth of its supporting industries, such as insurance, accounting, legal services, and real estate.

         The city of Charlotte is located near the border of North Carolina and South Carolina within Mecklenburg County. It is located at the intersection of Interstates 77 and 85, the major north/south and east/west thoroughfares in the region, which provide convenient access to all other regional areas.

         The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family housing. The Property is adjacent to Providence Square Shopping Center, which features a Harris Teeter and Eckert Drug stores. The Property is approximately four miles from the SouthPark Mall and approximately seven miles from the Charlotte central business district via Providence Road.

         Description of the Property. The Property consists of 272 garden-style apartments located in 14 one- and two-story buildings on approximately 25.9 acres of land. The Property was constructed in 1980.

         The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $272,000 for repairs and improvements including clubhouse renovation, exterior wood replacement, and renovation of apartment unit interiors.

         The Property offers three unit types. The unit mix and rents currently being charged new tenants are as follows.


Quantity                      Type                          Approximate                   Monthly Rental
                                                            Interior
                                                            Square Footage
40                            1 bedroom, 1                  505                           $475
                              bath
116                           1 bedroom, 1                  619                           495-565
                              bath
116                           2 bedrooms, 2                 847                           585-680
                              baths

         The apartments provide a combined total of approximately 190,000 square feet of net rentable area. The monthly rental varies according to floor level and amenities such as a washer and dryer or washer/dryer connections, microwave, fireplace or bay window.

         Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $385 in 1991, $385 in 1992, $405 in 1993, $490 in 1994, and $520 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.72, $6.72, $7.08,
$8.52, and $8.88, respectively.

         The buildings are wood frame construction with pitched roofs covered with composition asphalt shingles on concrete block footings or concrete slabs. The exteriors are masonite hardboard, cedar siding and stucco. According to the seller, since 1993, the entire property has been repainted and significant wood/siding repairs and breezeway repairs have been made. Also according to the seller, 55 apartment units were totally renovated (including bathroom and kitchen renovation), 70 apartment units had complete bathroom renovations, new carpet was installed in 227 apartment units, new vinyl floor coverings were installed in 247 apartment units, new refrigerators were installed in 145 apartment units and new dishwashers were installed in 75 apartment units. According to the seller, since the beginning of 1994 and before the Company's acquisition of the Property, approximately $1,340,000 was spent in capital improvements and repairs.

         The Property has an outdoor swimming pool, two lighted tennis courts, a fitness center with exercise equipment, two laundry facilities, a volleyball court, a brick barbeque terrace and a horseshoe pit. The Property also includes a newly renovated clubhouse with leasing office, which also offers a business office for resident use. There is paved parking for approximately 430 vehicles.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The Property includes 48 apartment units with a fireplace, 142 apartment units with bay windows, 44 apartment units with a washer and a dryer, 68 apartment units with washer/dryer connections and 65 apartment units with microwaves. The owner of the Property supplies cold water, sewer service and trash removal. The tenants are responsible for electricity, which includes heating, air conditioning, cooking, hot water and lights.

         There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and generally have rents that are higher when compared with those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects now averages approximately 97%.

         According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1991, 92% in 1992, 90% in 1993, 80% in 1994, and 91% in 1995. On October 1, 1996, the Property was 96% occupied. The tenants are a mix of white-collar and blue-collar workers, students and retired persons. The Company believes that approximately half of the current tenants have household incomes between $20,000 and $35,000, with approximately one quarter having household incomes in excess of $35,000.

         The 1995 real estate tax rate applicable to the Property was approximately $1.2558 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $104,986. The assessed value was $7,650,220. The basis of the depreciable residential real property portion of the Property (currently estimated at about $5,805,580) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Company believes that the Charlotte, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

         3. The Property is conveniently located and proximate to major employers and shopping.

         4. The Company is very familiar with the Charlotte rental market. The Company already owns other apartment complexes in the Charlotte area, which may provide certain economies and efficiency in operation.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.


                         PARKSIDE AT WOODLAKE APARTMENTS
                             DURHAM, NORTH CAROLINA


         On September 30, 1996, effective September 1, 1996, the Company purchased the Parkside at Woodlake Apartments, a 266-unit apartment complex having an address of 1000 Lydia's Way, Durham, North Carolina ("Property").

         The Company purchased the Property from a seller which is unaffiliated with the Company and its Affiliates. The purchase price was $14,663,886. At closing the entire purchase price was borrowed on an interim basis under the Company's unsecured line of credit. The Company expects to repay such borrowed amount with proceeds from the future sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The following information is based in part on information provided by the Durham Chamber of Commerce.

         Durham is located in the north central portion of North Carolina, approximately equal distance between Atlanta and New York. The Blue Ridge Mountains are approximately 150 miles to the west and the Atlantic Ocean is approximately 150 miles to the east. Durham had a 1992 population of approximately 144,400, and Durham County had a 1992 population of approximately 189,500.

         The principal economic factors in the area are education, research and industry. Durham is the home to Duke University and Research Triangle Park, both of which are an approximately

10-minute from the Property. The Property is also approximately the same distance from North Carolina Central University and Raleigh/Durham International Airport.

         The immediate area surrounding the Property is characterized by retail centers and restaurants. The Property has convenient access to downtown Durham via Interstate 85.

         Description of the Property. The Property consists of 266 garden-style apartments located in 13 two- and three-story buildings on approximately 23 acres of land. The Property was constructed in 1996.

         The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                          Approximate
                                            Interior                   Monthly
 Quantity               Type             Square Footage                Rental
 --------               ----             --------------                ------
    56          1 bedroom, 1 bath            600                           $565
    36          1 bedroom, 1 bath            754                      610 - 625
                with fireplace
    56          2 bedrooms, 1 bath           875                      695 - 710
                with fireplace
    66          2 bedrooms, 2                958                      725 - 740
                baths with
                fireplace
    52          3 bedrooms, 2               1,100                     895 - 910
                baths with
                fireplace


         The apartments provide a combined total of approximately 230,200 square feet of net rentable area.

         The buildings are wood frame construction on concrete slabs with pitched roofs covered with composition shingles. Exteriors are a combination of brick and masonite siding.

         The Property has an outdoor swimming pool, hot tub, putting green, outside barbecue areas, a sand volleyball court, a playground and a spacious clubhouse with a rental office. There is ample paved parking for residents.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. All units have washer/dryer connections, miniblinds, and a patio or balcony. Some units have a fireplace. Each kitchen has a refrigerator/freezer with ice maker, an electric range and oven, a dishwasher and a garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity use, which includes heating, air conditioning, cooking, hot water and lights.

         There are at least six apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally the same as those of the Property. Most of the competing properties are new and are now in their initial lease-up stage.

         As of October 1, 1996, the Property was 95% occupied. Leases have terms of one year or less. The tenants are a mix of white-collar and blue-collar workers and students. At October 1, 1996, approximately 38% of the residents are employed as professionals, 21% are employed in other medical positions, 19% are blue-collar workers and 8% are students. Approximately 30% of the tenants have household incomes of less than $25,000, approximately 40% have household incomes in the range between $25,000 and $40,000, and approximately 30% have household incomes in excess of $40,000.

         The 1996 real estate tax rate applicable to the Property is approximately $1.6397 per $100 of assessed value, and the real estate taxes for 1996 are calculated to be $55,381. The assessed value is $3,377,500. The basis of the depreciable residential real property portion of the Property (currently estimated at about $2,686,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Company believes that the Durham, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. The Property is conveniently located and proximate to major employers and shopping.

         3. The Company is very familiar with the Durham rental market. The Company already owns other apartment complexes in the Durham area, which may provide certain economies and efficiency in operation.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.


                            HIGHLAND HILLS APARTMENTS
                            CARRBORO, NORTH CAROLINA


         On September 27, 1996, effective the same day, the Company purchased the Highland Hills Apartments, a 264-unit apartment complex having an address of 180 B.P.W. Club Road, Carrboro (near Durham), North Carolina (the "Property").

         The seller was unaffiliated with the Company and its Affiliates. The purchase price was $12,100,000. The entire purchase price was borrowed under the Company's unsecured line of credit. The Company expects to repay the borrowing with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

         Location. The Property is located within the township of Chapel Hill, approximately 10 miles from Durham, North Carolina. For a description of Durham, see "Parkside at Woodlake Apartments," elsewhere in this Report. Chapel Hill, North Carolina is the site of the University of North Carolina ("UNC"). The Property is located an approximately five-minute drive from UNC. The Property is approximately six miles from Duke University, approximately 15 miles from Research Triangle Park, and approximately seven miles from Durham Regional Hospital.

         The immediate area surrounding the Property is characterized by retail centers and restaurants. The Property has easy access to downtown Durham and the Raleigh/Durham International Airport.

         Description of the Property. The Property consists of 264 garden-style and townhouse-style apartments located in 22 three- story buildings on approximately 45 acres of land. The Property was built in 1987.

         The Company believes that the Property is generally in good condition. However the Company has budgeted approximately $650,000 for various repairs and improvements, including residing, roof replacement, clubhouse renovations and landscaping.

         The Property offers eight different unit types. The unit mix and rents currently being charged new tenants are as follows:

                                              Approximate
                                                Interior           Monthly
     Quantity             Type               Square Footage        Rental
     --------             ----               --------------        ------
        12          1 bedroom, 1 bath             704               $535
        40          1 bedroom, 1 bath with        742                555
                    dining room
        80          2 bedrooms, 2 baths           904                655
        40          2 bedrooms, 2 baths           904                675
                    with fireplace
        12          2 bedrooms, 2 baths          1,190               695
                    (townhouse)
        20          3 bedrooms, 2 baths          1,093               865
        20          3 bedrooms, 2 baths          1,093               885
                    with fireplace
        40          3 bedrooms, 2 1/2baths       1,487               935
                    (townhouse)

         The apartments provide a combined total of approximately 264,000 square feet of net rentable area.

         Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have remained steady or increased slightly. As an example, a three bedroom, two and one-half bath apartment unit rented for $677 in 1991, $677 in 1992, $677 in 1993, $710 in 1994, and $750 in
1995.

         The Property has an outdoor swimming pool, children's wading pool, jacuzzi, lighted tennis court, laundry room, and clubhouse with an activity room and a rental office. There is assigned parking for the residents with security lighting.

         The buildings are wood-framed construction on a combination of crawl space and concrete slab or wooden pilings. Roofs are pitched and covered with composition shingles. Exteriors are wood siding.

         All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each apartment unit has ceiling fans, large walk-in closets with mirrored doors, and a balcony or patio with an exterior storage area. All of the two-bedroom and three-bedroom units have washer/dryer connections for full-sized appliances, and all of the one-bedroom units have connections for stackable appliances. Approximately 120 apartment units have a fireplace. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, microwave oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their electricity usage, which includes heating, air conditioning, cooking, hot water and lights.

         There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally the same as those of the Property. Based on a recent telephone survey, the Company estimates that occupancy in nearby competing projects now averages approximately 87%.

         According to information provided by the seller, physical occupancy of the Property averaged approximately 82% in 1991, 88% in 1992, 92% in 1993, 93% in 1994 and 95% in 1995. On October 1, 1996, the Property was 99% occupied. The tenants are a mix of white-collar and blue-collar workers and students. Approximately 85% of the tenants are either students at UNC or employed at UNC.

         The 1995 real estate tax rate applicable to the Property was approximately $1.9350 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $164,808. The assessed value was $8,517,186. The basis of the depreciable residential real property portion of the Property (currently estimated at about $7,706,106) will be depreciated over 27.5 years on a straight line basis. The basis of the personal property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

         The Company believes that the Property is and will continue to be adequately covered by property and liability insurance.

         Material Factors Considered in Assessing the Property. The factors considered by the Company to be relevant in evaluating the Property for acquisition by the Company included the following:

         1. The Company believes that the Durham/Chapel Hill, North Carolina area will experience continued strong economic development and steady population increase, and that such development and increase will support stable occupancy rates and reasonable increases in rents at the Property.

         2. Based upon an engineering report and its own inspections, the Company believes that the Property is in sound condition.

         3. The Property is conveniently located and proximate to major employers and shopping.

         4. The Company is very familiar with the Raleigh/Durham/Chapel Hill rental markets. The Company already owns other apartment complexes in the area, which may provide certain economies and efficiency in operation.

         The Company is not aware of any material adverse factors relating to the Property not set forth in this report that would cause the financial information contained in this report not to be necessarily indicative of future operating results.


Item 5.  Other Events

         Before September 1, 1996, the Company operated as an
"externally-advised" and "externally-managed" REIT. Cornerstone Advisors, Inc. served as the advisor, Cornerstone Management Group, Inc. served as the Property manager, and Property acquisition services were provided by Cornerstone Realty Group,

Inc. Glade M. Knight, Chairman and Chief Executive Officer of the Company, owned all of the stock of Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (collectively, the "External Companies"). By agreement among Mr. Knight, Stanley J. Olander, Jr. (Chief Financial Officer of the Company) and Debra A. Jones (Chief Operating Officer of the Company), Mr. Knight held part of the beneficial ownership of the External Companies for the account and interest of each of Mr. Olander and Ms. Jones.

         As of September 1, 1996, the Company agreed with the External Companies on a series of related transactions, the effect of which would be to convert the Company into a "self-administered" and "self-managed" REIT. The transactions were unanimously approved by the Board of Directors, which relied in part upon a "fairness opinion" issued by Arthur Andersen LLP. The conversion was approved because it was determined to be in the best interests of the Company and the Shareholders for Property acquisition, Property management and Company administration to be performed by the Company's own officers and employees, rather than through contracts with the External Companies.

         To effect the conversion, the Company agreed to issue 1,400,000 Shares to Cornerstone Management Group, Inc. in exchange for the assignment by such company of all of its rights and interests in, to and under its management agreements with the Company. On October 1, 1996, the Company issued 700,000 Shares, and the balance of such Shares will be issued on September 30, 1997. No distributions are payable with respect to these Shares until they are issued. However, there are no conditions to the issuance of the deferred Shares other than the passage of time. The holders of these Shares have "piggyback" registration rights with respect thereto.

         In addition, the Company paid to Cornerstone Realty Group, Inc. and Cornerstone Advisors, Inc. $1,325,100 in exchange for the assignment by them of all of their rights and interests in, to and under their Property acquisition agreement and advisory agreement with the Company. Also, the Company paid to Cornerstone Realty Group, Inc. $100,000 and paid to Glade M. Knight, individually, $350,000 for the personal property and building, respectively, located at 306 East Main Street, Richmond, Virginia, which previously had served as the principal executive offices of the External Companies. This space now serves as the principal executive offices of the Company. Finally, the Company paid approximately $138,000 to certain lenders, representing the balance owed on certain automobile loans, in exchange for the conveyance by Cornerstone Realty Group, Inc. to the Company of such automobiles.

         Immediately following the assignment by each of the External Companies of its rights and interests in, to and under its respective agreement with the Company, the Company terminated each such agreement. Furthermore, as of September 1, 1996, the Company entered into an employment agreement with each of Glade M. Knight, Stanley J. Olander, Jr. and Debra A. Jones.

                                   ITEM 7.a.*





* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.b.*





* To be filed by amendment. It is impracticable to include herein the required financial statements for the Property. The required financial statements will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   ITEM 7.c.*





* To be filed by amendment. It is impracticable to include herein the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this report as soon as possible, but in no event more than 60 days after the date of filing of this report.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Cornerstone Realty Income Trust, Inc.


Date: October 15, 1996           By: /s/ Stanley J. Olander, Jr.
                                     ___________________________
                                     Stanley J. Olander, Jr.,
                                     Chief Financial Officer
                                     of Cornerstone Realty
                                     Income Trust, Inc.

                                  EXHIBIT INDEX

                         Cornerstone Realty Income Trust
                        Form 8-K dated September 26, 1996


Exhibit Number             Exhibit                            Page Number

         10.1              Purchase Contract for
                           Sterling Chase Apartments

         10.2              Purchase Contract for Parkside
                           at Woodlake Apartments

         10.3              Purchase Contract for Highland
                           Hills Apartments

         10.4 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Management Group, Inc. and Cornerstone Realty Income Trust, Inc.

         10.5              Agreement and Bill of Transfer and
                           Assignment dated October 1, 1996 between
                           Cornerstone Advisors, Inc. and Cornerstone
                           Realty Income Trust, Inc.

         10.6 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Realty Group, Inc. and Cornerstone Realty Income trust, Inc. (Acquisition/Disposition Agreement).

         10.7 Agreement and Bill of Transfer and Assignment dated October 1, 1996 between Cornerstone Realty Group, Inc. and Cornerstone Realty Income Trust, Inc. (Personal Property).

         10.8 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income
                           Trust, Inc. and Glade M. Knight.

         10.9 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income
                           Trust, Inc. and Debra A. Jones.

         10.10 Employment Agreement dated September 1, 1996 between Cornerstone Realty Income
                           Trust, Inc. and Stanley J. Olander, Jr.

         23.1               Consent of Independent Auditors*

         23.2               Consent of Independent Auditors*

* To be filed by amendment.